Exhibit 10.1

THIRD AMENDMENT TO CONSULTING AGREEMENT

This Third Amendment to the Consulting Agreement (“Third Amendment”), effective as of November 1, 2006, is entered into by and between EVOLUTION PETROLEUM, INC. (previously Natural Gas Systems, Inc.), a Nevada corporation (herein referred to as the “Company”), and LIVIAKIS FINANCIAL COMMUNICATIONS, INC., a California corporation (herein referred to as the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Company assumed the consulting contract (such agreement is hereinafter referred to as the “Consulting Contract,” attached hereto as Exhibit A) entered into between the Company’s predecessor in interest, Evolution Petroleum, Inc., a Delaware corporation, and Consultant on September 23, 2003 concerning the engagement of Consultant as an investor relations firm; and

WHEREAS, the Company and Consultant entered into an Amendment to the Consulting Agreement effective as of April 26,2005 and the Second Amendment to the Consulting Agreement effective as of May 1, 2006; and

WHEREAS, the term of the Consulting Contract has now expired and the parties wish to amend the Consulting Contract so that Consultant shall continue to provide its investor relations services and the Company has agreed to provide additional consideration;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.                                       All references to “Company” contained in the Consulting Contract shall be deemed to mean Evolution Petroleum, Inc., a Nevada corporation.

2.                                       Section 1 of the Consulting Contract is amended and restated in its entirety, effective as of the date hereof, to provide as follows:

“Term of Consultancy. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing on November 1, 2006, and ending twelve (12) months later (the ‘Term’).”

3.             Section 4(a) of the Consulting Contract is amended and restated in its entirety, to provide as follows:

“Purchase of Common Stock - For undertaking this engagement, the Company agrees to issue to the Consultant an aggregate total of Fifty Thousand (50,000) shares of the Company’s common stock (“Common Stock”), which shall be subject to monthly vesting, pursuant to the Stock Purchase Agreements, attached hereto as Exhibit B (the ‘Stock Purchase Agreements’) and of even date herewith.” Shares are to be issued in the amount of 1/12th of the aggregate total on the first day of each month for the contract term.

4.                                       Section 4(d) of the Consulting Agreement is deleted in its entirety.

5.                                       Section 9 of the Consulting Contract is amended and restated in its entirety, to provide as follows:

“Termination. This Agreement shall become effective as of the date listed above and shall continue in full force and effect until the expiration of the Term, unless terminated sooner in accordance with the express provisions of this Section 9. The Company may terminate this Agreement at any time, with or without Cause upon 5 days prior notice. For the purposes of this Agreement, ‘Cause’ is defined under the Stock Grant Agreement. In the event the Company terminates this Agreement for Cause, the Company’s obligations to pay further compensation of under this Agreement or the Stock Grant Agreement shall cease. In the event the Company terminates this Agreement for any reason other than Cause the Consultant shall continue to vest shares under the terms and conditions of the Stock Grant Agreement.

6.                                       Except to the extent modified hereby, the Consulting Contract as previously amended shall remain in full force and effect.

7.                                       This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first referenced above:

“The Company”	EVOLUTION PETROLEUM, INC.

Date:	By:	/s/ Robert Herlin
Robert Herlin, President

“The Consultant”	LIVIAKIS FINANCIAL COMMUNICATIONS, INC.

	By:	/s/ John Liviakis
Date: 11/14/06		John Liviakis, President